SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
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                                   FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 1, 2003
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                       RAMTRON INTERNATIONAL CORPORATION
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             (Exact name of registrant as specified in its charter)

                                  Delaware
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      (State of or other jurisdiction of incorporation or organization)

                                  0-17739
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                          (Commission File Number)

                                84-0962308
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                  (I.R.S. Employer Identification Number)

   1850 Ramtron Drive, Colorado Springs, Colorado 80921  (719) 481-7000
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  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

ITEM 5 - OTHER EVENTS

Ramtron International Corporation announced its reported results for the first quarter ended March 31, 2003. Revenue for the first quarter was $11.0 million, compared with $12.6 million for the same quarter a year ago. Net loss applicable to common shares was $1.8 million, or a loss of $0.08 per share (basic and diluted), compared with a net loss of $1.2 million, or a loss of $0.05 per share (basic and diluted), for the same quarter of 2002. First quarter 2003 results included a non-cash charge of $1.2 million for a provision for inventory write-off related to Ramtron's recently announced business realignment. A copy of the Company's press release containing its reported results is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 7  -  FINANCIAL STATEMENTS AND EXHIBITS:

     (a)  Financial Statements - Not Applicable
     (b)  Pro-Forma Financial Information - Not Applicable
     (c)  Exhibits:

                99.1   Press Release dated May 1, 2003.

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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           RAMTRON INTERNATIONAL CORPORATION

                                           By:  /S/ LuAnn D. Hanson
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                                              LuAnn D. Hanson
                                              Chief Financial Officer
Dated May 1, 2003

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